EXHIBIT 99.2
                                                           ------------

                               "FOR IMMEDIATE RELEASE"

                                           FOR INFORMATION CONTACT:

                                           ALFRED J. MOCCIA
                                           CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER


     FOR: COVER-ALL TECHNOLOGIES INC.
          (FORMERLY WARNER INSURANCE SERVICES, INC.)


                             COVER-ALL TECHNOLOGIES INC.
                     ANNOUNCES CHANGE OF SYMBOL FOR COMMON STOCK



     Fair Lawn, NJ - June 27, 1996 -- Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.), a Delaware corporation (the "Company"), today announced that as of Monday, July 1, 1996 the symbol for its Common Stock on the Nasdaq SmallCap Market will be COVR. The Company's Common Stock had been trading under the symbol WISI.

     The Company and its wholly-owned subsidiary, COVER-ALL Systems, Inc., are providers of state-of-the-art computer products for the property casualty insurance industry specializing in strategic insurance software solutions and development tools for rating, coding and issuing policies, as well as administering client claims, direct billing, agency billing, client billing, agencies, general ledger, and statistical and financial reporting utilizing the latest client-server, relational database technology.